ALLIANZ INDEX ADVANTAGE INCOME ADV® VARIABLE ANNUITY CONTRACT

Issued by Allianz Life Insurance Company of North America (Allianz Life, we, us, our)

SUMMARY PROSPECTUS FOR NEW INVESTORS

This Summary Prospectus summarizes key features of an individual flexible purchase payment index-linked and variable deferred annuity contract (Contract). The Contract is a complex investment and involves risks. You may lose money, including your principal investment and previously credited earnings.

The Contract allows you to allocate your Purchase Payments and any earnings among the Contract’s available index-linked investment options (Index Options). Each Index Option is tied (or linked) to the performance of a specific market index or exchange-traded fund (Index) for a defined time period (Term). At the end of a Term, we will apply positive, negative, or zero interest (Performance Credits) to your investment in an Index Option based, in part, on the performance of the Index.

Each available Index Option offers a certain level of protection against Index losses used in the calculation of Performance Credits. Certain Index Options offer complete protection from Index losses. Other Index Options have a Buffer or Floor feature that provides limited protection from Index losses.

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Depending on the Index Option(s) you choose, the maximum amount of loss that you could experience from negative Index performance, after taking into account the current limits on Index loss provided under the Contract, ranges from 0% to 90%.

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The current limit on Index loss for an Index Option will not change for the life of that Index Option. However, we reserve the right to add new Index Options, as well as close Index Options to new Purchase Payments and transfers. As such, the limits on Index loss offered under the Contract may change from one Term to the next if we add an Index Option or discontinue accepting new allocations into an Index Option.

•	If we offer a new Index Option with a Buffer or Floor in the future, the Buffer or Floor will be no lower than 5% or -25%, respectively.

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At least one Index Option with a Buffer no lower than 5% or Floor no lower than -25%, or an Index Option that provides complete protection from Index losses, will always be available for renewal under the Contract.

Each available Index Option also has an upside feature, either a Trigger Rate, Cap, and/or Participation Rate, used in the calculation of Performance Credits.

•	We may limit the amount you can earn on an Index Option based on the Trigger Rate, Cap, or Participation Rate, as applicable.

•	The lowest Trigger Rate, Cap, and Participation Rate that we may establish if we add a new Index Option to the Contract are 0.05%, 0.05%, and 5.00%, respectively.

This Contract is not a short-term investment and is not appropriate if you need ready access to cash. Withdrawals could result in negative Market Value Adjustments (MVAs), negative Daily Adjustments, taxes, and tax penalties. The maximum potential loss from a negative MVA is -10%. The maximum potential loss from a negative Daily Adjustment is either -99% or -35% depending on the Index Option.

The Contract includes the Income Benefit which provides lifetime Income Payments for an additional charge. Income Payments are subject to a waiting period and are based on Contract Value, not a guaranteed value. Income Payments may be unavailable or end prematurely if you change ownership or Beneficiary(s). Negative earnings (including negative Performance Credits), withdrawals, and deductions of Contract fees and expenses (including any MVA) may cause Income Payments to be unavailable or end prematurely. You may pay for the Income Benefit without receiving any of its advantages.

We designed the Contract for people who are receiving ongoing investment advice from third-party Financial Professionals who may charge an investment advisory fee for their services. The deduction of this investment advisory fee is in addition to this Contract’s fees and expenses we assess and will reduce your Contract Value, and will therefore have an indirect impact on features, benefits, and guarantees based on Contract Value. As such, if we deduct investment advisory fees on a day other than a Term End Date, we apply the Daily Adjustment (which can be negative) to the Contract Value before deducting these fees. If you authorize your Financial Professional’s firm to receive investment advisory fees deducted from your Contract, the deduction of these investment advisory fees is not subject to a MVA; does not reduce the Annual Contribution Amounts used to determine the MVA, your Guaranteed Death Benefit Value, or Income Payments; and is not subject to income taxes or a 10% additional federal tax for amounts withdrawn before age 59 1∕2. The Contract may not be

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appropriate if you intend to pay investment advisory fees from an Index Option before the end of its Term. Please consult with a tax professional to determine the tax implications of advisory fees for state income tax.

All obligations and guarantees under the Contract, including Performance Credits, are the obligations of Allianz Life and are subject to our claims-paying ability and financial strength.

Before you invest, you should also review the Statutory Prospectus, which contains more information about the Contract's features, benefits, and risks. You can find this Statutory Prospectus and other information about the Contract online at www.allianzlife.com/prospectuses You can also obtain this information at no cost by calling (800) 624-0197 or by sending an email request to contact.us@allianzlife.com.

If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties, although we will apply the Daily Adjustment if the cancellation occurs after the Index Effective Date. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. If you have an Individual Retirement Annuity Contract, we refund the greater of Purchase Payments less withdrawals, or total Contract Value. You should review this prospectus, or consult with your Financial Professional, for additional information about the specific cancellation terms that apply.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.

Additional information about certain investment products, including index-linked and variable annuities, has been prepared by the SEC’s staff and is available at www.investor.gov.

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GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.

NOTE: Cross references in this Summary Prospectus are to the sections of the Statutory Prospectus where you can find more detailed information.

Accumulation Phase – the first phase of your Contract before you request Annuity Payments. The Accumulation Phase begins on the Issue Date.

Annual Contribution Amount(s) – the total amount that is subject to a MVA when you take a full or partial withdrawal, begin Annuity Payments, or we pay a death benefit during the MVA period. We establish an Annual Contribution Amount on the Index Effective Date, and we establish additional Annual Contribution Amounts on each subsequent Index Anniversary if you make additional Purchase Payments. We do not reduce Annual Contribution Amounts for deductions we make for Contract fees, expenses, or investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract.

Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.

Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract. Your Annuity Date must occur on an Index Anniversary. The earliest available Annuity Date is the second Index Anniversary, and the maximum Annuity Date is either age 90 or age 100 depending on the requirements of the Financial Professional from whom you purchased your Contract.

Annuity Options – the annuity income options available to you under the Contract.

Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.

Annuity Phase – the phase the Contract is in once Annuity Payments begin.

Beneficiary – the person(s) or entity the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.

Buffer – for each Index Option with the Index Dual Precision Strategy, Index Precision Strategy, and Index Performance Strategy, this is the negative Index Return that we absorb over the duration of a Term (which can be either one, three, or six years) before applying a negative Performance Credit. We do not apply the Buffer annually on a 3-year or 6-year Term Index Option. The Index Precision Strategy Buffer is 10%, and Index Performance Strategy and Index Dual Precision Strategy Buffers are either 10%, 20%, or 30%. Buffers do not change. Restrictions on the availability of the Buffers are discussed in Appendix A – Investment Options Available Under the Contract and in Appendix G – Material Contract Variations by State and Issue Date.

Business Day – each day on which the New York Stock Exchange is open for trading. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.

Cap – for any Index Option with the Index Protection Strategy with Cap, Index Performance Strategy, or Index Guard Strategy, this is the upper limit on positive Index performance after application of any Participation Rate over the duration of a Term (which can be either one, three, or six years) and the maximum potential Performance Credit for an Index Option. We do not apply the Cap annually on a 3-year or 6-year Term Index Option. On each Term Start Date, we set a Cap for each Index Option with the Index Protection Strategy with Cap, Index Performance Strategy, and Index Guard Strategy. The Caps applicable to your Contract are shown on the Index Options Statement.

Cash Value – the amount available upon surrender (full withdrawal), and it’s one of the values available if you annuitize the Contract, or when we pay a death benefit. It is the Contract Value (including any Daily Adjustment) less any final product and rider fees and contract maintenance charge, and increased or decreased for any MVA.

Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take (including any MVA) and deductions we make for Contract fees, expenses, and investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract. All withdrawals you take reduce the Charge Base, even MVA-Free Withdrawals. We use the Charge Base to determine the next product and rider fees we deduct.

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Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus. The Contract may also be referred to as a registered index-linked annuity, or “RILA”.

Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

Contract Value – the current value of the Purchase Payments you invest. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. Variable Account Value fluctuates each Business Day that money is held in the Variable Option. Index Option Value is increased or decreased on each Term End Date to reflect Performance Credits, which can be negative with the Index Dual Precision Strategy, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A negative Performance Credit means that you can lose principal and previous earnings. The Index Option Values also reflect the Daily Adjustment on every Business Day other than the Term Start Date or Term End Date. All withdrawals you take reduce Contract Value dollar for dollar, even MVA-Free Withdrawals. Contract Value is also reduced dollar for dollar for deductions we make for Contract fees, expenses, and investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract. However, Contract Value does not reflect future fees and expenses we would apply on surrender. The Cash Value reflects all Contract fees and expenses we would apply on surrender (including any MVA).

Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.

Covered Person(s) – the person(s) upon whose age and lifetime(s) we base Income Payments as discussed in section 2. Covered Person(s) are based on the Eligible Person(s) and the Income Payment type you select on the Income Benefit Date.

Crediting Method – a method we use to calculate Performance Credits for the Index Options.

Daily Adjustment – how we calculate Index Option Values on days other than the Term Start Date or Term End Date as discussed in section 7, Expenses and Adjustments – Daily Adjustment; and Appendix C. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment for the Index Protection Strategy with Trigger and Index Protection Strategy with Cap cannot be negative.

Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit or Maximum Anniversary Value Death Benefit.

Early Reallocation – a feature that allows you to move assets out of a locked Index Option on days other than an Index Anniversary or a Term End Date.

Eligible Person(s) – the person(s) whose age determines each Income Percentage and Income Percentage Increase that we use to calculate the Lifetime Income Percentages and Income Payments, and on whose lifetime we base Income Payments. There are restrictions on who can become an Eligible Person as stated in section 2.

Excess Withdrawal – while you are taking Income Payments, this is the amount of any withdrawal you take during an Income Benefit Year that causes the total amount withdrawn in that year to exceed the annual maximum Income Payment. However, we do not consider payments made under our minimum distribution program, or investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract to be Excess Withdrawals. We treat any portion of a withdrawal you take during the Income Benefit Year that is not an Excess Withdrawal as an Income Payment. Excess Withdrawals reduce your Contract Value, future Income Payments, Guaranteed Death Benefit Value, and may end your Contract. The Income Benefit is discussed in section 11.

Financial Professional – the person who advises you regarding the Contract. A Financial Professional may be a registered representative of a broker-dealer and/or an investment adviser representative of a registered investment adviser. However, we do not pay a commission to broker-dealers or their registered representatives in connection with sales of the Contract. The Contract is intended to be used by purchasers who are working with a Financial Professional registered or affiliated with an investment adviser, offering advisory services for a fee.

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Floor – for any Index Option with the Index Guard Strategy, this is the maximum amount of negative Index Return you absorb as a negative Performance Credit. The Floors are -10% and do not change.

Fund – the AZL Government Money Market Fund, the underlying fund in which the Variable Option invests.

Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.

Guaranteed Death Benefit Value – the guaranteed value that is available to your Beneficiary(ies) on the first death of any Determining Life during the Accumulation Phase. The Guaranteed Death Benefit Value is either total Purchase Payments reduced proportionately for withdrawals you take (including any MVA) if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. All withdrawals you take reduce the Guaranteed Death Benefit Value, even MVA-Free Withdrawals. However, we do not reduce the Guaranteed Death Benefit Value for deductions we make for Contract fees, expenses, and investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract. These deductions will, however, reduce the Contract Value we use to calculate the Maximum Anniversary Value.

Income Benefit – a benefit that is automatically included in your Contract at issue which is described in section 11. The Income Benefit has an additional rider fee and is intended to provide a payment stream for life in the form of partial withdrawals.

Income Benefit Anniversary – a twelve-month anniversary of the Income Benefit Date or any subsequent Income Benefit Anniversary. It is the date we determine Income Payment increases. Income Benefit Anniversaries always occur on Index Anniversaries.

Income Benefit Date – the date you choose to begin receiving Income Payments under the Income Benefit and the Income Period begins. The Income Benefit Date must be on an Index Anniversary.

Income Benefit Supplement – the supplement that must accompany this prospectus which contains the terms used to determine Income Payments for your Contract. The Income Benefit Supplement includes the Income Payment waiting period and the table showing the Income Percentages and Income Percentage Increases. The supplement also includes the income multiplier factor and income multiplier benefit wait period for the Income Multiplier Benefit. We cannot change these terms for your Contract once they are established. We publish any changes to the Income Benefit Supplement at least seven calendar days before they take effect on our website at www.allianzlife.com/RILAincomeadvrates. The Income Benefit Supplement is also filed on EDGAR at www.sec.gov under Form N-4 File Numbers 333-264349 and 333-255394.

Income Benefit Year – a twelve-month period beginning on the Income Benefit Date or a subsequent Income Benefit Anniversary.

Income Multiplier Benefit – a benefit automatically included with the Income Benefit, which is described in the Summary of the Income Benefit and section 11. The Income Multiplier Benefit has no additional charge and after the required wait period can increase your income to help pay for care if you should need it.

Income Payments – the guaranteed payments we make to you under the Income Benefit for the lifetime(s) of the Covered Person(s) that are generally based on the Contract Value and Lifetime Income Percentage for the payment type you select. Payment types include single or joint payments under either the Level Income or Increasing Income payment options. However, if you choose the Level Income payment option and meet certain age requirements, your initial annual maximum Income Payment will not be less than the Level Income Guarantee Payment Percentage multiplied by your total Purchase Payments reduced proportionately for withdrawals you take (including any MVA). All withdrawals you take reduce your total Purchase Payments, even MVA-Free Withdrawals. However, we do not reduce your total Purchase Payments for deductions we make for Contract fees, expenses, and investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract. Income Payments are discussed in section 11.

Income Percentages – amounts we use to determine the Lifetime Income Percentages. We establish Income Percentages for each payment type. Income Percentages are generally higher for single payments compared to joint, and for the Level

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Income payment option compared to Increasing Income. The current Income Percentages are stated in the Income Benefit Supplement attached to the prospectus. Please see Appendix F for historical information on the Income Percentages for previous versions of the Income Benefit.

Income Percentage Increases – the amount that each Income Percentage can increase on each Index Anniversary up to and including the Income Benefit Date. We establish Income Percentage Increases for each Eligible Person based on their current age on the Index Effective Date. Income Percentage Increases are not available until the Eligible Person(s) reaches age 45. The current Income Percentage Increases are stated in the Income Benefit Supplement attached to the prospectus. Please see Appendix F for historical information on the Income Percentage Increases for previous versions of the Income Benefit.

Income Period – the period your Contract is in if you take Income Payments. The Income Period occurs during the Accumulation Phase and starts on the Income Benefit Date.

Increasing Income – a payment option available under the Income Benefit. It provides Income Payment increases on each Income Benefit Anniversary during the Income Period if your selected Index Option(s) receives a positive Performance Credit, or you execute a Performance Lock during the prior Income Benefit Year. These increases can continue even if your Contract Value reduces to zero or if your Income Payments are converted to Annuity Payments.

Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities price return Indexes or exchange-traded fund available to you under your Contract as described in Appendix B.

Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. It is the date we apply Income Percentage Increases.

Index Dual Precision Strategy – one of the Crediting Methods available before the Income Period described in section 4, Index Options. This Crediting Method offers 1-year, 3-year, and 6-year Terms. The Index Dual Precision Strategy calculates Performance Credits based on Index Returns subject to a Trigger Rate and a 10%, 20%, or 30% Buffer. This Crediting Method provides a positive Performance Credit for negative market movements when the loss is less than or equal to the applicable 10%, 20%, or 30% Buffer. However, you can still receive negative Performance Credits under this Crediting Method when the Index Return is negative and extends beyond the Buffer, which means you can lose principal and previous earnings. Significant losses beyond the 10%, 20%, or 30% Buffer for the Index Dual Precision Strategy can result in substantial loss of principal and previous earnings. Restrictions on the availability of the Buffers are discussed in Appendix A – Investment Options Available Under the Contract and in Appendix G – Material Contract Variations by State and Issue Date.

Index Effective Date – the first day we allocate assets to an Index Option and we establish Income Percentage Increases for each Eligible Person. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Contract Value Transfers.

Index Guard Strategy – one of the Crediting Methods available before the Income Period described in section 4, Index Options. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and -10% Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings.

Index Option(s) – the index-linked investments available to you under the Contract. Each Index Option is the combination of an Index, a Crediting Method, a Term length, and any applicable Buffer or Floor amount.

Index Option Base – an amount we use to calculate Performance Credits and the Daily Adjustment. The Index Option Base is initially equal to the amounts you allocate to an Index Option. We reduce the Index Option Base proportionately for withdrawals you take (including any MVA), and deductions we make for Contract fees, expenses, and investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract. We increase/decrease it by the dollar amount of additional Purchase Payments allocated to the Index Option, transfers into or out of the Index Option, and any Performance Credits.

Index Option Value – on any Business Day, it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Performance Credits from previous Term End Dates and reflects proportional reductions for previous partial withdrawals you take (including any MVA), and previous deductions we made for Contract fees, expenses, and investment advisory fees that

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you authorize your Financial Professional’s firm to receive from the Contract. On each Business Day, other than the Term Start Date or Term End Date, the Index Option Values also include an increase/decrease from the Daily Adjustment.

Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, Trigger Rates, Caps, and Participation Rates for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Performance Credits received, and renewal or Early Reallocation Trigger Rates, Caps, and Participation Rates that are effective for the next Term for the Index Options you selected. The Index Options Statement also shows any applicable Buffer or Floor for your selected Index Option(s). For any Index Option you selected that has not reached its Term End Date, the statement shows the current Index Anniversary’s Index Option Value, which includes the Daily Adjustment. During the Accumulation Phase and before the Income Period, the statement will also show the current Lifetime Income Percentages for each payment type available under the Income Benefit. During the Income Period it will show the maximum Income Payment available for the next year.

Index Performance Strategy – one of the Crediting Methods available before the Income Period described in section 4, Index Options. This Crediting Method offers 1-year, 3-year, and 6-year Terms. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to any applicable Participation Rate, Cap, and a 10%, 20%, or 30% Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. Restrictions on the availability of the Buffers are discussed in Appendix A – Investment Options Available Under the Contract and in Appendix G – Material Contract Variations by State and Issue Date.

Index Precision Strategy – one of the Crediting Methods available before the Income Period described in section 4, Index Options. The Index Precision Strategy calculates Performance Credits based on Index Values and Index Returns subject to the Trigger Rate and 10% Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings.

Index Protection Strategy with Cap – one of the Crediting Methods available during the entire Accumulation Phase, including the Income Period, described in section 4, Index Options. The Index Protection Strategy with Cap provides a Performance Credit based on Index Returns subject to a Cap, but does not allow negative Performance Credits.

Index Protection Strategy with Trigger – one of the Crediting Methods available during the entire Accumulation Phase, including the Income Period, described in section 4, Index Options. The Index Protection Strategy with Trigger provides Performance Credits equal to the Trigger Rate on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. The Index Protection Strategy with Trigger does not allow negative Performance Credits.

Index Return – the percentage change in Index Value from the Term Start Date to the Term End Date, which we use to determine the Performance Credits. The Index Return is the Index Value on the Term End Date, minus the Index Value on the Term Start Date, divided by the Index Value on the Term Start Date. This method of calculation is also referred to as “point-to-point”.

Index Value – an Index’s closing market price at the end of the Business Day on the Term Start Date and Term End Date as provided by Bloomberg or another market source if Bloomberg is not available.

Index Year – a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.

Investment Options – the Index Options and Variable Option available under the Contract.

Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.

Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract. Joint Owners must be spouses within the meaning of federal tax law.

Level Income – an Income Benefit payment option that provides an automatic annual increase to your Income Payments if your Contract Value increases from one Income Benefit Anniversary to the next during the Income Period.

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Level Income Guarantee Payment Percentage – the minimum percentage of total Purchase Payments reduced proportionately for withdrawals you took (including any MVA) that you can receive as an Income Payment if you choose the Level Income payment option and meet certain age requirements as stated in section 11, Calculating Your Income Payments.

Lifetime Income Percentage – the maximum percentage of Contract Value you can receive as an Income Payment on the Income Benefit Date. The Lifetime Income Percentages available to you before the Income Period are stated on the Index Options Statement.

Lock Date – this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before a Term End Date.

Market Value Adjustment (MVA) – an increase or decrease to Contract Value based on changes in interest rates if within seven Index Years of the establishment of an Annual Contribution Amount you take a full or partial withdrawal, begin Annuity Payments, or we pay a death benefit. We do not apply a MVA to MVA-Free Withdrawals, or to deductions we make for Contract fees, expenses, or investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract.

Maximum Anniversary Value – the highest Contract Value on any Index Anniversary before age 91, increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take (including any MVA), used to determine the Maximum Anniversary Value Death Benefit as discussed in section 12. All withdrawals you take reduce your Maximum Anniversary Value, even MVA-Free Withdrawals. Deductions we make for Contract fees, expenses, and investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract do not reduce the Maximum Anniversary Value. These deductions will, however, reduce the Contract Value we use to calculate the Maximum Anniversary Value.

Maximum Anniversary Value Death Benefit – an optional benefit described in section 12 that has an additional rider fee and is intended to potentially provide a death benefit greater than the Traditional Death Benefit. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue.

MVA-Free Withdrawals – withdrawals you take that are not subject to a MVA. MVA-Free Withdrawals include Income Payments, withdrawals you take under the free withdrawal privilege, and RMD payments you take under our minimum distribution program.

Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.

Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.

Participation Rate – a percentage that is multiplied by any positive Index Return over the course of a Term in calculating the Performance Credit on the Term End Date. Participation Rates are used with the Index Performance Strategy and there is one Participation Rate per Index Option. The Participation Rate is only available on the Index Performance Strategy 3-year and 6-year Terms. The Participation Rate is not available on Index Performance Strategy 1-year Terms. Index Options with a Participation Rate may allow you to receive more than the Index Return if the Index Return is positive, but the Participation Rate cannot boost Index Returns beyond any declared Cap. We do not apply the Participation Rate if the Index Return is zero or negative. We do not apply the Participation Rate annually. This method of calculation is also referred to as “enhanced upside”. We set Participation Rates on each Term Start Date. The Participation Rates applicable to your Contract are shown on the Index Options Statement.

Payee – the person or entity who receives Annuity Payments during the Annuity Phase.

Performance Credit – the return you receive on a Term End Date from the Index Option(s). We base Performance Credits on Index Values and Index Returns after application of any Participation Rate up to the Cap, any Trigger Rate, or any Buffer or Floor. Performance Credits cannot be negative with the Index Protection Strategy with Trigger or Index Protection Strategy with Cap Index Options. However, Performance Credits can be negative with the Index Dual Precision Strategy, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy Index Options. If Performance Credits are negative, you can lose principal and previous earnings.

Performance Lock – a feature that allows you to capture the current Index Option Value during the Term. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Term and the locked

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Index Option Value will not receive a Performance Credit on the Term End Date. We will not execute your request for a Performance Lock on Index Protection Strategy with Trigger or Index Protection Strategy with Cap Index Options if the Daily Adjustment is zero.

Proxy Investment – provides a current estimate of what the Performance Credit will be on the Term End Date taking into account any applicable Buffer, Floor, Trigger Rate, Cap, and/or Participation Rate. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Term Start Date or Term End Date. For more information, see Appendix C.

Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix C.

Purchase Payment – the money you put into the Contract.

Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA/403(b) Contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, traditional IRAs and Simplified Employee Pension (SEP) IRAs.

Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.

Separate Account – Allianz Life Variable Account B is a separate investment account of Allianz Life. The variable investment portion of the Contract is issued through the Separate Account. The Separate Account is divided into subaccounts, each of which is a variable investment option under one or more variable annuity contracts that we issue through the Separate Account. The only subaccount currently available under this Contract is the Variable Option, which invests exclusively in shares of the AZL Government Money Market Fund.  The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.

Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications, and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.

Term – the period of time, from the Term Start Date to the Term End Date, in which we measure Index Return to determine Performance Credits.

Term End Date – the day on which a Term ends and we apply Performance Credits. A Term End Date may only occur on an Index Anniversary. If a Term End Date does not occur on a Business Day, we consider it to occur on the next Business Day.

Term Start Date – the day on which a Term begins, and we set the Trigger Rates, Caps, and Participation Rates for an Index Option. A Term Start Date may only occur on the Index Effective Date or an Index Anniversary. However, if you execute an Early Reallocation, the Term Start Date will be the Business Day we receive your Early Reallocation request in Good Order. If a Term Start Date does not occur on a Business Day, we consider it to occur on the next Business Day.

Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in section 12.

Trigger Rate – this is the positive Performance Credit you receive on a Term End Date for any Index Option with the Index Protection Strategy with Trigger, Index Dual Precision Strategy, or Index Precision Strategy. You receive the Trigger Rate on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. For the Index Dual Precision Strategy, you also receive the Trigger Rate if the Index Return is negative and the loss is less than or equal to the Buffer. This method of calculation is also referred to as “step-up”. For the Index Protection

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

Strategy with Trigger, you will not receive a negative Performance Credit if the Index Value decreases from the Term Start Date to the Term End Date. For the Index Dual Precision Strategy and the Index Precision Strategy, you will receive a negative Performance Credit if the Index Value decreases from the Term Start Date to the Term End Date and the negative Index Return extends beyond the Buffer. We do not apply the Trigger Rate annually on 3-year and 6-year Term Index Options. On each Term Start Date, we set a Trigger Rate for each Index Option with the Index Protection Strategy with Trigger, Index Dual Precision Strategy, and Index Precision Strategy. The Trigger Rates provide predefined upside potential. The Trigger Rates applicable to your Contract are shown on the Index Options Statement.

Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.

Variable Account Value – on any Business Day it is equal to the value of the units in the Variable Option attributable to your Contract.

Variable Option – a subaccount of the Separate Account, and the only variable investment option under the Contract. The Variable Option invests exclusively in the shares of the AZL Government Money Market Fund. You cannot allocate Purchase Payments or other amounts in your Contract (e.g., earnings) to the Variable Option.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

OVERVIEW OF THE CONTRACT

What Is the Purpose of the Contract?

The Index Advantage Income ADV® is a product that offers Index Options and allows you to defer taking regular fixed periodic payments (Annuity Payments) to a future date. Under the Contract, you make one or more Purchase Payments. Except for Purchase Payments received on the Index Effective Date or an Index Anniversary, each Purchase Payment is first invested for a limited time in the Variable Option and then transferred to the Index Option(s) that you select for investment.

Depending on several factors (e.g., Index Options you select, market conditions, and timing of any withdrawals), your Contract can gain or lose value. When you are ready to receive a guaranteed stream of income under your Contract, you can annuitize the Contract and begin receiving Annuity Payments from us based on the payout option you select (Annuity Options). The Contract includes, for no additional charge, a standard death benefit (the Traditional Death Benefit), or for an additional rider fee you may select the optional death benefit (the Maximum Anniversary Value Death Benefit) to replace the standard death benefit. Both death benefits may help to financially protect your beneficiaries. The Contract also includes a guaranteed lifetime income benefit (Income Benefit) that may help you achieve your financial goals.

We designed the Contract for people who are receiving ongoing investment advice from a Financial Professional, and who are looking for guaranteed lifetime income with continued access to Contract Value, a death benefit for a period of time, and a level of protection for their principal investment while providing potentially higher returns than are available on traditional fixed annuities. In addition, you should have a long investment time horizon and your financial goals should be otherwise consistent with the terms and conditions of the Contract. This Contract is not intended for someone who is seeking complete protection from downside risk, seeking unlimited investment potential, or expecting to take withdrawals that will not be subject to MVAs or Daily Adjustments (i.e., a person that does not need access to Contract Value within seven years after we establish an Annual Contribution Amount, or before an Index Option's Term End Date). If you have Index Options with different Term End Dates, there may be no time you can take a withdrawal without application of at least one Daily Adjustment.

We offer other annuity contracts that may address your investment and retirement needs. These contracts include other registered index-linked annuities and fixed index annuities. These annuity products offer different features and benefits that may be more appropriate for your needs, including allocation options, and may have fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or may limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.

The product or certain product features may not be available in all states or may vary in your state (such as the free look). For more information see Appendix G – Material Contract Variations by State and Issue Date. Availability of Index Options may vary by financial intermediary. You can obtain information on which Index Options are available to you by calling (800) 624-0197, or from your Financial Professional.

What Are the Phases of the Contract?

The Contract has two phases: (1) an Accumulation Phase, and (2) an Annuity Phase.

Accumulation Phase. This is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested under the Contract on a tax-deferred basis. Tax deferral may not be available for certain non-individually owned contracts. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. In addition, during this phase, you can make additional Purchase Payments (subject to limitations and until you request Income Payments under the Income Benefit), you can take withdrawals (including Income Payments), and if you die, we pay a death benefit to your named Beneficiary(ies). If you begin Income Payments, the Income Period occurs during the Accumulation Phase and starts on the Income Benefit Date.  For more information regarding additional Purchase Payment limitations, please see section 3, Purchasing the Contract – Purchase Requirements.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

Your Contract Value may fluctuate up or down during the Accumulation Phase based on the performance of your selected Index Options and the Variable Option, as summarized below. Additional information about the Index Options and the Variable Option is provided in Appendix A – Investment Options Available Under the Contract.

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Index Options. You may allocate your Purchase Payments to any or all of the Index Options available under your Contract. The Contract currently offers Index Options with different types of Crediting Methods, including the Index Protection Strategy with Trigger, Index Protection Strategy with Cap, Index Precision Strategy, Index Dual Precision Strategy, Index Guard Strategy, and Index Performance Strategy.

We credit positive, zero, or negative Performance Credits (i.e., positive, zero, or negative interest) at the end of a Term for amounts allocated to an Index Option based, in part, on the performance of the applicable Index (the Index Return).

Each Index Option offers a certain level of protection from negative Index Returns.

−
The Index Protection Strategy with Trigger and Index Protection Strategy with Cap offer complete (or 100%) protection from negative Index Returns. For example, if at the end of a Term, the Index Return is -25%, we will apply a 0% Performance Credit to your investment (i.e., no loss due to the negative Index Return).

−
Other Index Options include a feature, either a Buffer or Floor, that provides limited protection from negative Index Returns. Under these other Index Options, you may lose a significant amount of money if an Index declines in value.

○
Buffer – A Buffer is the maximum amount of negative Index Return that we absorb before applying a negative Performance Credit. For example, if at the end of a Term, the Index Return is -25% and the Buffer is 10%, we apply a Performance Credit of -15%, meaning your Contract Value allocated to that Index Option will decrease by 15% since the Term Start Date. This reflects the negative Index Return that exceeds the protection of the 10% Buffer. The Index Precision Strategy, Index Dual Precision Strategy, and Index Performance Strategy offer Index Options with Buffers.

○
Floor – A Floor, on the other hand, is the maximum amount of negative Index Return you absorb as a negative Performance Credit. We absorb any negative Index Return beyond the Floor. For example, if the Index Return is -25% and the Floor is -10%, we apply a Performance Credit of -10%, meaning your Contract Value allocated to that Index Option will decrease by 10% since the Term Start Date. This reflects the negative Index Return down to the -10% Floor and no further reduction in Index Option Value occurring as a result. The Index Guard Strategy offers Index Options with a Floor.

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The current limit on Index loss for an Index Option will not change for the life of that Index Option. However, we reserve the right to add new Index Options, as well as close Index Options to new Purchase Payments and transfers. As such, the limits on Index loss offered under the Contract may change from one Term to the next if we add an Index Option or discontinue accepting new allocations into an Index Option.

−	If we offer a new Index Option with a Buffer or Floor in the future, the Buffer or Floor will be no lower than 5% or -25%, respectively.

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At least one Index Option with a Buffer no lower than 5% or Floor no lower than -25%, or an Index Option that provides complete protection from Index losses, will always be available for renewal under the Contract.

Each Index Option also has an upside feature, either a Trigger Rate, Cap, and/or Participation Rate, used in the calculation of positive Performance Credits, if any, that may be credited to your investment at the end of a Term. We may limit the amount you can earn on an Index Option based on the Trigger Rate, Cap or Participation Rate, as applicable.

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Trigger Rate – A Trigger Rate represents the positive Performance Credit, if any, that may apply on the Term End Date. The Index Precision Strategy, Index Dual Precision Strategy, and Index Protection Strategy with Trigger offer Index Options with a Trigger Rate.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

○
For the Index Precision Strategy and Index Protection Strategy with Trigger, the Trigger Rate will apply if the Index Return is positive or zero. For example, if at the end of a Term, the Index Return is 6% and the Trigger Rate is 3%, we apply a Performance Credit of 3%, meaning your Contract Value allocated to that Index Option will increase by 3% since the Term Start Date.

○
For the Index Dual Precision Strategy, the Trigger Rate will apply if the Index Return is positive, zero, or to a limited extent, negative. For example, assume a Trigger Rate of 3% and a Buffer of 10%. If at the end of a Term, the Index Return is positive, zero, or negative but no lower than -10% (i.e., not in excess of the Buffer), we apply a positive Performance Credit of 3%, meaning your Contract Value allocated to that Index Option will increase by 3% since the Term Start Date. However, if the negative Index Return were lower than -10% (i.e., in excess of the Buffer), we apply a negative Performance Credit equal to the negative Index Return plus the Buffer, as previously summarized above.

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Cap – A Cap represents the maximum positive Performance Credit, if any, applied on a Term End Date. For example, if at the end of a Term, the Index Return is 12% and the Cap is 10%, we apply a Performance Credit of 10%, meaning your Contract Value allocated to that Index Option will increase by 10% since the Term Start Date. The Index Protection Strategy with Cap, Index Guard Strategy, and Index Performance Strategy offer Index Options with a Cap. Index Performance Strategy multi-year Term Index Options have both a Cap and a Participation Rate (as described below).

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Participation Rate – A Participation Rate is the percentage that is multiplied by a positive Index Return in calculating a positive Performance Credit, if any, subject to any applicable Cap. For example, if at the end of a Term, the Participation Rate is 100%, the Cap is 15%, and the Index Return is 12% (which is lower than the Cap), we apply a Performance Credit of 12% (i.e., 100% x 12%). However, if the Index Return were instead 20% (which is higher than the Cap), we would apply the Cap and a Performance Credit of 15% would be applied. Index Performance Strategy multi-year Term Index Options have both a Participation Rate and a Cap.

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The Trigger Rate, Cap, and/or Participation Rate for an Index Option will change from Term to Term, subject to a specified guaranteed minimum that will not change for the life of that Index Option. Guaranteed minimum Trigger Rates, Caps, and/or Participation Rates vary by Index Option.

−	The lowest Trigger Rate, Cap, and Participation Rate that we may establish if we add a new Index Option to the Contract are 0.05%, 0.05%, and 5.00%, respectively.

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Variable Option. You cannot instruct us to allocate your Purchase Payments to the Variable Option available under your Contract. We only allow assets to move into the Index Options on Term Start Dates and Term End Dates. As a result, we hold Purchase Payments you allocate to the Index Options in the Variable Option when we receive them on days other than the Index Effective Date or Index Anniversaries. We then transfer them to the Index Options on the next Index Anniversary according to your allocation instructions. The Variable Option invests in an underlying fund, the AZL Government Money Market Fund, which has its own investment objective, strategies, and risks. Purchase Payments held in the Variable Option are subject to Fund fees and expenses, and Fund performance (which can be negative) until being transferred to the Index Options.

Annuity Phase. If you request Annuity Payments, the Accumulation Phase (including the Income Period under the Income Benefit, if applicable) ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and the greater of your Contract Value (which reflects any previously deducted Contract fees, expenses, and investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract) less final product and rider fees, or Cash Value. Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.

If the Annuity Date occurs after Income Payments begin, we will convert these payments to Annuity Payments if your Contract Value is greater than zero and you take Annuity Payments under Annuity Option B if you are receiving single Income Payments, or Annuity Option F if you are receiving joint Income Payments. If you select any other Annuity Option we do not convert your Income Payments to Annuity Payments. This means you may receive less as Annuity Payments than you would have received as Income Payments. You should consult with your Financial Professional before requesting Annuity Payments. For more information, see section 9, The Annuity Phase – When Annuity Payments Begin.

During the Annuity Phase, you will receive a stream of regular income in the form of Annuity Payments. You will be unable to take withdrawals upon demand, your selected death benefit ends, and no amounts will be payable upon death during the Annuity Phase unless your Annuity Option provides otherwise. The Income Benefit will also end upon entering the Annuity Phase unless we convert your Income Payments to Annuity Payments.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

What Are the Contract’s Primary Features?

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Accessing Your Money. During the Accumulation Phase, you can surrender the Contract (take a full withdrawal) or take partial withdrawals. Withdrawals may be subject to negative Daily Adjustments, negative MVAs, income taxes, and may also be subject to a 10% additional federal tax for amounts withdrawn before age 59 1∕2.

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Additional Purchase Payments. Subject to the limitations described in this prospectus, we continue to accept additional Purchase Payments under the Contracts during the Accumulation Phase and before the Income Period. However, we may terminate your ability to make additional Purchase Payments in the future. We only allow additional Purchase Payments to move into Index Options on the Index Effective Date or Index Anniversaries. As a result, we hold Purchase Payments in the Variable Option when we receive them on days other than the Index Effective Date or Index Anniversaries. We then transfer them to the Index Options on the Index Effective Date or next Index Anniversary according to your allocation instructions. For that reason, such Purchase Payments are not available to receive Performance Credits until we transfer them to your selected Index Options and those Index Options reach their respective Term End Dates. We do not allow assets to move into an established Index Option until the Term End Date. If you request to allocate a Purchase Payment into an established Index Option on an Index Anniversary that is not a Term End Date, we will allocate those assets to the same Index Option with a new Term Start Date. Purchase Payments held in the Variable Option are subject to Fund fees and expenses, and Fund performance (which can be negative) until being transferred to the Index Options.

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Income Benefit. The Income Benefit is automatically included in your Contract for an additional rider fee. You cannot remove it. The Income Benefit provides for guaranteed lifetime Income Payments until annuitization based on a percentage of your Contract Value. If you request Income Payments, your Contract will enter the Income Period (which is part of the Accumulation Phase). If you do not take Income Payments, your Contract will not have an Income Period, and you will have paid for the benefit without receiving any of its advantages. Unlike the Annuity Phase, the Income Benefit allows access to your Contract Value and your selected death benefit after Income Payments begin while both the Contract Value and Guaranteed Death Benefit Value are positive. The Index Option Values are subject to the Daily Adjustment if we deduct Income Payments other than on a Term End Date. However, the Daily Adjustment for the Index Protection Strategy with Trigger and Index Protection Strategy with Cap cannot be negative. The Income Benefit also includes the Income Multiplier Benefit for no additional charge, which, if you qualify, can increase the annual maximum Income Payment after the required wait period to help pay for care if you should need it. The Income Multiplier Benefit is not available in all states as indicated in Appendix G. A full Excess Withdrawal and certain partial Excess Withdrawals will cause Income Payments to stop and the Contract and all of its benefits to end. For more information, please see section 11, Income Benefit. For information on the terms used to determine your Income Payments, please see the Income Benefit Supplement.

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Death Benefits. The Contract’s death benefit is paid upon the first death of any Determining Life during the Accumulation Phase. The Contract includes, for no additional charge, a standard death benefit (the Traditional Death Benefit). At the time of purchase, you may select the optional death benefit (the Maximum Anniversary Value Death Benefit) to replace the standard death benefit for an additional rider fee. Either death benefit is the greatest of Contract Value, Cash Value, or the Guaranteed Death Benefit Value. Unlike the Traditional Death Benefit, however, the Maximum Anniversary Value Death Benefit locks in any annual investment gains as part of the Guaranteed Death Benefit Value to potentially provide a death benefit greater than the Traditional Death Benefit (which is based on Purchase Payments). The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they can be equal.

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Market Value Adjustment (MVA) Waivers. Under the free withdrawal privilege, you may withdraw up to 10% of your total Annual Contribution Amounts each Index Year during the Accumulation Phase and before the Income Period without incurring a MVA. Upon a full withdrawal, the free withdrawal privilege is not available to you. We do not apply a MVA to deductions we make for Contract fees, expenses, or investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract. Also, if you own an IRA or Simplified Employee Pension (SEP) IRA Contract, payments you take under our minimum distribution program (RMD payments) are not subject to a MVA. The minimum distribution program is not available if you have a qualified plan Contract.

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Deduction of Investment Advisory Fees. These fees are in addition to this Contract’s fees and expenses. If you authorize your Financial Professional’s firm to receive investment advisory fees from your Contract as described in section 1, Investment Advisory Fees, deduction of these fees is not subject to a MVA; does not reduce your Guaranteed Death Benefit Value, or Income Payments; and is not subject to income taxes or a 10% additional federal tax for amount withdrawn before than age 59 1∕2. Consult with a tax professional to determine the tax implications of advisory fees for state income tax. However, deduction of these fees is subject to the Daily Adjustment if taken other than on a Term End Date.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

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Performance Lock and Early Reallocation. Performance Lock is a feature that allows you to lock in an Index Option’s Index Option Value prior to the Term End Date. After the Lock Date, Daily Adjustments do not apply to the locked Index Option for the remainder of the Term, and the locked Index Option Value will not receive a Performance Credit on the Term End Date. If you exercise a Performance Lock, the Index Option Value stays in the locked Index Option for the remainder of the current Index Year unless you execute an Early Reallocation (if available to you). Early Reallocation is a feature that allows you to transfer assets out of a locked Index Option prior to the Term End Date, subject to certain conditions and limitations. Executing an Early Reallocation will result in the remainder of the Index Year for the locked Index Option, from the date you execute the Early Reallocation, being added to your new Term length.

What is the Daily Adjustment?

The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date. The Variable Option is not subject to the Daily Adjustment.

Before the end of an Index Option’s Term, if you take any type of withdrawal, execute a Performance Lock, begin Income Payments or Annuity Payments, or if we pay a death benefit or deduct a fee or expense, we base the transaction on the interim Index Option Value, which includes the Daily Adjustment. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment for the Index Protection Strategy with Trigger and Index Protection Strategy with Cap can only be positive or zero – it cannot be negative. However, the Daily Adjustment can be positive, zero, or negative with the Index Dual Precision Strategy, Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. The Daily Adjustment fluctuates daily and, if it is negative, you could lose a significant amount of money. The Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. Although with the Index Protection Strategy with Trigger and Index Protection Strategy with Cap the Daily Adjustment cannot be negative, deductions of Contract fees and expenses, including any negative MVA, and tax consequences, could cause you to lose principal and previously credited earnings. The Daily Adjustment could reflect significantly less gain, or more loss than we would apply to an Index Option at the end of a Term. If you have Index Options with different Term End Dates, there may be no time that any such transaction can be performed without the application of at least one Daily Adjustment.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	FEES AND EXPENSES	Prospectus Location
Are There Charges or Adjustments for Early Withdrawals?
Yes, your Contract may be subject to charges for early withdrawals. If you withdraw money within seven years after we establish an Annual Contribution Amount, a MVA based on changes in interest rates will apply. A MVA may be positive, negative, or equal to zero. The maximum negative MVA is -10% (as a percentage of Contract Value for a full withdrawal, or as a percentage of the amount withdrawn for a partial withdrawal). For example, if you take a $100,000 withdrawal during a MVA period, you could lose up to $10,000 due to a negative MVA. This loss will be greater if there is a negative Daily Adjustment, taxes, or tax penalties.

In addition, if you take a full or partial withdrawal from an Index Option on a date other than the Term End Date, a Daily Adjustment will apply to the Index Option Value available for withdrawal. The Daily Adjustment also applies if before the Term End Date you take Income Payments, you execute a Performance Lock, you annuitize the Contract, we pay a death benefit, or we deduct Contract fees, expenses, or investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract. The Daily Adjustment may be negative depending on the applicable Crediting Method. You will lose money if the Daily Adjustment is negative.

• Index Dual Precision Strategy, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. Daily Adjustments under these Crediting Methods may be positive, negative, or equal to zero. A negative Daily Adjustment will result in a loss, and could result in a loss beyond the protection of the 10%, 20%, or 30% Buffer; or -10% Floor, as applicable. The maximum potential loss from a negative Daily Adjustment is: -99% for the Index Dual Precision Strategy, Index Precision Strategy, and Index Performance Strategy; and -35% for the Index Guard Strategy. For example, if you allocate $100,000 to a 1-year Term Index Option with 10% Buffer and later withdraw the entire amount before the Term has ended, you could lose up to $99,000 of your investment. This loss will be greater if you also are subject to a negative MVA, taxes, and tax penalties.

• Index Protection Strategy with Trigger and Index Protection Strategy with Cap. Daily Adjustments under these Crediting Methods may be positive or equal to zero, but cannot be negative.
Fee Tables 7. Expenses and Adjustments Appendix C – Daily Adjustment
Are There Transaction Charges?	No. Other than negative MVAs and Daily Adjustments that may apply to withdrawals and other transactions under the Contract, there are no other transaction charges.	Not Applicable

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

	FEES AND EXPENSES			Prospectus Location
Are There Ongoing Fees and Expenses?
Yes, there are ongoing fees and expenses. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These ongoing fees and expenses do not reflect any investment advisory fees paid to a Financial Professional from your Contract Value or other assets of the Owner. If such charges were reflected, these ongoing fees and expenses would be higher.

There is an implicit ongoing fee on Index Options to the extent that your participation in Index gains is limited by us through a Cap or Trigger Rate. This means that your returns may be lower than the Index’s returns. In return for accepting this limit on Index gains, you will receive some protection from Index losses. This implicit ongoing fee is not reflected in the tables below.

[To be updated by amendment]

				Fee Tables 1. The Contract – Investment Advisory Fees 7. Expenses and Adjustments Appendix A – Investment Options Available Under the Contract
	Annual Fee	Minimum	Maximum
	Base Contract(1)	0.95%	0.95%
	Investment Options(2) (Fund fees and expenses)	0.88%	0.88%
	Optional Benefits Available for an Additional Charge(3) (for a single optional benefit, if elected)	0.20%	0.20%

(1)
Base Contract fee is comprised of two charges referred to as the “product fee” and the “rider fee for the Income Benefit” in the Contract and elsewhere in this prospectus. As a percentage of the Charge Base, plus an amount attributable to the contract maintenance charge.

	(2) As a percentage of the AZL Government Money Market Fund's average daily net assets.
	(3) As a percentage of the Charge Base. This is the current charge for the Maximum Anniversary Value Death Benefit.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add a negative Daily Adjustment and/or negative MVA that could substantially increase costs.
[To be updated by amendment]

	Lowest Annual Cost: $1,694	Highest Annual Cost: $1,861

Assumes:
• Investment of $100,000 in the Variable Option (even though you cannot select the Variable Option for investment)
• 5% annual appreciation
• 0.70% Income Benefit rider fee
• Traditional Death Benefit
• No additional Purchase Payments,
transfers, or withdrawals
• No investment advisory fees

Assumes:
 • Investment of $100,000 in the Variable Option (even though you cannot select the Variable Option for investment)
• 5% annual appreciation
• 0.70% Income Benefit rider fee
• Maximum Anniversary Value Death
Benefit with a 0.20% rider fee
• No additional Purchase Payments,
transfers, or withdrawals
• No investment advisory fees

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

	RISKS	Prospectus Location
Is There a Risk of Loss from Poor Performance?
Yes, you can lose money by investing in the Contract, including loss of principal and previous earnings.

The maximum amount of loss that you could experience from negative Index Return, after taking into account the current limits on Index loss provided under the Contract, is: -90% with a 10% Buffer; -80% with a 20% Buffer; -70% with a 30% Buffer; -10% with the Floor; and 0% with the Index Protection Strategy with Cap and Index Protection Strategy with Trigger.

The limits on Index loss offered under the Contract may change from one Term to the next if we add an Index Option or discontinue accepting new allocations into an Index Option. However, at least one Index Option with a Buffer no lower than 5% or Floor no lower than -25%, or an Index Option that provides complete protection from Index losses, will always be available for renewal under the Contract.
Principal Risks of Investing In the Contract 4. Index Options 6. Valuing Your Contract – Calculating Performance Credits
Is this a Short-Term Investment?
• No, this Contract is not a short-term investment and is not appropriate if you need ready access to cash.
• Considering the benefits of tax deferral, long-term income, and living benefit guarantees, the Contract is generally more beneficial to investors with a long investment time horizon.
• Withdrawals are subject to income taxes, and may also be subject to a 10% additional federal tax for amounts withdrawn before age 59  1∕2.
• If, within seven years after we establish an Annual Contribution Amount, you take a full or partial withdrawal or begin Annuity Payments, or we pay a death benefit, a MVA will apply. A MVA is an adjustment based on changes in interest rates and may be positive, negative, or equal to zero. A MVA will be negative if the corporate bond yield on the date of deduction is higher than the corporate bond yield on the date that the Annual Contribution Amount was established. If you take a full withdrawal or begin Annuity Payments, or if we pay a death benefit, the maximum negative MVA is -10% of Contract Value. On a partial withdrawal, we limit the maximum negative MVA to -10% of the amount withdrawn.
• Amounts invested in an Index Option must be held in the Index Option for the full Term before they can receive a Performance Credit. We apply a Daily Adjustment if, before the Term End Date, you take a full or partial withdrawal, you take Income Payments, you execute a Performance Lock, you annuitize the Contract, we pay a death benefit, or we deduct Contract fees, expenses, or investment advisory fees that you authorize your Financial Professional’s firm to receive from the Contract.
• The Daily Adjustment may be negative with the Index Dual Precision Strategy, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. You will lose money if the Daily Adjustment is negative.
 • Withdrawals and other deductions from an Index Option prior to a Term End Date will result in a proportionate reduction to your Index Option Base. The proportionate reduction could be greater than the amount withdrawn or deducted. Reductions to your Index Option Base will result in lower Index Option Values for the remainder of the Term and lower gains (if any) on the Term End Date.
• On the Term End Date, you can transfer assets invested in an Index Option by changing your allocation instructions. If you do not change your allocation instructions, you will continue to be invested in the same Index Option with a new Term Start Date. The new Term will be subject to the applicable renewal Trigger Rate, Cap, and/or Participation Rate.
Principal Risks of Investing In the Contract 4. Index Options 6. Valuing Your Contract 7. Expenses and Adjustments Appendix C – Daily Adjustment

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

	RISKS	Prospectus Location
What are the Risks Associated with the Investment Options?
• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Variable Option and the Index Options available under the Contract.
• The Variable Option and each Index Option have their own unique risks.
• You should review the Fund’s prospectus and disclosures, including risk factors, before making an investment decision.
• Caps and Trigger Rates will limit positive Performance Credits (e.g., limited upside). This may result in earning less than the Index Return.
– For example, if at the end of a 1-year Term, the Index Return is 25% and the Cap is 15%, we apply a Performance Credit of 15%, meaning your Contract Value allocated to that Index Option will increase by 15% since the Term Start Date. If at the end of the Term, the Index Return is 6% and the Trigger Rate is 3%, we apply a Performance Credit of 3%, meaning your Contract Value allocated to that Index Option will increase by 3% since the Term Start Date.
• The Buffer or Floor will limit negative Performance Credits (e.g., limited protection in the case of Index decline).
– For example, if at the end of a Term, the Index Return is -25% and the Buffer is 10%, we apply a Performance Credit of -15%, meaning your Contract Value allocated to that Index Option will decrease by 15% since the Term Start Date. If the Index Return is -25% and the Floor is -10%, we apply a Performance Credit of -10%, meaning your Contract Value allocated to that Index Option will decrease by 10% since the Term Start Date.
• The Indexes are price return indexes, not total return indexes. This means that the Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. This will reduce the Index Return and may cause the Index to underperform a direct investment in the securities composing the Index.
Principal Risks of Investing In the Contract
What are the Risks Related to the Insurance Company?
An investment in the Contract is subject to the risks related to us. All obligations, guarantees or benefits of the Contract, including those relating to the Index Options, are the obligations of Allianz Life and are subject to our claims-paying ability and financial strength. More information about Allianz Life, including our financial strength ratings, is available upon request by visiting www.allianzlife.com/about/financial-ratings, or contacting us at (800) 624-0197.
Principal Risks of Investing In the Contract

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

	RESTRICTIONS	Prospectus Location
Are There Limits on the Investment Options?
Yes, there are limits on the Investment Options.
• Certain Index Options may not be available under your Contract.
• We can add new Index Options to your Contract in the future.
• You cannot allocate Purchase Payments to the Variable Option. The sole purpose of the Variable Option is to hold Purchase Payments until they are transferred to your selected Index Options.
• We restrict additional Purchase Payments during the Accumulation Phase. Each Index Year before the Income Period, you cannot add more than your initial amount (i.e., the total of all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year) without our prior approval.
• We do not accept additional Purchase Payments during the Income Period (which is part of the Accumulation Phase) or the Annuity Phase.
• We typically only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Contract Value Transfers. However, if you execute an Early Reallocation, we will move assets into an Index Option on the Business Day we receive your Early Reallocation request in Good Order.
• You can typically transfer Index Option Value only on Term End Dates. However, you can transfer assets out of an Index Option before the Term End Date by first executing a Performance Lock and then either requesting an Early Reallocation with new allocation instructions or changing your allocation instructions before the next Index Anniversary. For more information, see section 6, Valuing Your Contract – Performance Locks and Early Reallocations.
 • We do not allow assets to move into an established Index Option until the Term End Date. If you request to allocate a Purchase Payment into an established Index Option on an Index Anniversary that is not a Term End Date, we will allocate those assets to the same Index Option with a new Term Start Date.
• We reserve the right to substitute the Fund in which the Variable Option invests. We also reserve the right to close Index Options to new Purchase Payments and transfers and to substitute Indexes either on a Term Start Date or during a Term. We also reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis.
• Caps, Trigger Rates, and Participation Rates will change from one Term to the next subject to their contractual minimum guarantees.
• The 10%, 20%, and 30% Buffers, and -10% Floors for the currently available Index Options do not change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer or Floor for it on the date we add the Index Option to your Contract. For a new Index Option, the minimum Buffer is 5% and the minimum Floor is -25%.

Overview of the Contract

Principal Risks of Investing In the Contract

3. Purchasing the Contract –
Allocation of
Purchase
Payments and
Contract Value Transfers

5. The Variable Option's
Underlying Fund

6. Valuing Your Contract

11. Income Benefit

Appendix A – Investment
Options Available Under the
Contract

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

	RESTRICTIONS	Prospectus Location
Are There Any Restrictions on Contract Benefits?
Yes, there are restrictions on Contract benefits.
• We do not allow Performance Locks to occur on Term End Dates. We will not execute your request for a Performance Lock on Index Protection Strategy with Trigger or Index Protection Strategy with Cap Index Options if the Daily Adjustment is zero. This may limit your ability to take advantage of the benefits of the Early Reallocation feature. We do not accept Early Reallocation requests within 14 calendar days before an Index Anniversary. Currently you are limited to two Early Reallocation requests each Index Year. However, as of May [XX], 2025, this limit increases to twelve Early Reallocation requests each Index Year.
• We reserve the right to discontinue or modify the Minimum Distribution Program and Financial Adviser Fees program.
• The death benefits and Income Benefit are only available during the Accumulation Phase. Upon annuitization, these benefits will end.
• The Income Benefit terms stated in the Income Benefit Supplement may be modified before issue. A minimum waiting period applies before Income Payments may be taken under the Income Benefit. In addition, even if the waiting period has expired, Income Payments cannot begin before age 50. During the Income Period only the Index Options with the Index Protection Strategy with Trigger and Index Protection Strategy with Cap are available to you. Withdrawals will reduce the initial annual maximum Income Payment. Withdrawals that exceed limits specified by the terms of the Income Benefit (Excess Withdrawals) will reduce your future annual maximum Income Payment. These reductions may be greater than the value withdrawn and could end the benefit. After the Issue Date the Income Benefit may terminate under certain circumstances as stated in section 11, Income Benefit.
• The Traditional Death Benefit may not be modified, but it will terminate if you take withdrawals (including Income Payments) that reduce both the Contract Value and Guaranteed Death Benefit Value to zero. Withdrawals may reduce the Traditional Death Benefit’s Guaranteed Death Benefit Value by more than the value withdrawn and could end the Traditional Death Benefit.
• The optional Maximum Anniversary Value Death Benefit may not be modified. Withdrawals (including Income Payments) may reduce the Maximum Anniversary Value Death Benefit’s Guaranteed Death Benefit Value by more than the value withdrawn and will end the Maximum Anniversary Value Death Benefit if the withdrawals reduce both the Contract Value and Guaranteed Death Benefit Value to zero.

6. Valuing Your Contract – Performance Locks and Early Reallocations 10. Benefits Available Under the Contract 11. Income Benefit 12. Death Benefit
TAXES
What are the Contract’s Tax Implications?
• Consult with a tax professional to determine the tax implications of an investment in and withdrawals from or payments received under the Contract.
• If you purchased the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax benefit under the Contract.
• Generally, earnings under a Non-Qualified Contract are taxed at ordinary income rates when withdrawn, and may also be subject to a 10% additional federal tax for amounts withdrawn before age 59 1∕2.
• Generally, distributions from Qualified Contracts are taxed at ordinary income tax rates when withdrawn, and may also be subject to a 10% additional federal tax for amounts withdrawn before age 59 1∕2.
13. Taxes
CONFLICTS OF INTEREST
How are Investment Professionals Compensated?
We do not pay sales commissions in connection with sales of the Contracts. Rather, you pay an investment advisory fee to your Financial Professional. We do not set your investment advisory fee or receive any part of it. However, Financial Professionals and their managers may be eligible for benefits from us or our wholly-owned subsidiary distributor, such as production incentive bonuses, insurance benefits, and non-cash compensation items. We and/or our wholly owned subsidiary distributor may also make marketing support payments to certain selling firms for marketing services and costs associated with Contract sales. This conflict of interest may influence your Financial Professional to recommend this Contract over another investment.
1. The Contract – Investment Advisory Fees

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

	CONFLICTS OF INTEREST	Prospectus Location
Should I Exchange my Contract?
Whether to exchange your existing contract for a new contract is a decision that each investor should make based on their personal circumstances and financial objectives. However, in making this decision you should be aware that some Financial Professionals may have a financial incentive to offer you a new contract in place of one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
14. Other Information – Distribution

BENEFITS AVAILABLE UNDER THE CONTRACT

The following tables summarize information about the benefits available under the Contract.

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Free Withdrawal Privilege	Allows you to withdraw up to 10% of your total Annual Contribution Amounts each Index Year without incurring a MVA.	None
• Only available during the Accumulation Phase.
• Not available during the Income Period.
• Not available upon a full withdrawal.
• Upon a full withdrawal, a MVA may apply against amounts previously withdrawn under the free withdrawal privilege.
• Unused free withdrawal amounts not available in future years.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals are subject to income taxes, and may also be subject to a 10% additional federal tax for amounts withdrawn before age 59  1∕2.

Minimum Distribution Program	Allows you to automatically take withdrawals to satisfy the minimum distribution requirements (RMD) imposed by the Internal Revenue Code.	None
• Only available during the Accumulation Phase.
• Only available to IRA or SEP IRA Contracts.
• Program withdrawals count against the free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals are subject to income taxes.
• Program withdrawals may be monthly, quarterly, semi-annual or annual, unless you have less than $25,000 in Contract Value, in which case only annual payments are available.
• We reserve the right to discontinue or modify the program subject to the requirements of law.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

Investment Advisory Fees	We designed the Contract for persons who are receiving ongoing investment advice from a Financial Professional. You can instruct us to automatically withdraw investment advisory fees from your Contract to pay your Financial Professional’s firm.	None	• Only available during the Accumulation Phase.
• Investment advisory fees are in addition to the Contract’s fees and expenses.
• Program withdrawals may be subject to negative Daily Adjustments.
• If you and your Financial Professional do not agree to our requirements we will not pay investment advisory fees from this Contract to your Financial Professional’s firm.
• Our requirements limit investment advisory fee withdrawals to 1.5% of Contract Value each Contract Year, require the fees to be solely for advisory services provided with respect to the Contract, and require the Contract to be the sole source of payment.
• See section 1 for an example of how deduction of investment advisory fees that meet our requirements impact the Contract.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Income Benefit
Guaranteed lifetime withdrawal benefit providing for yearly Income Payments until the death of the Covered Person(s) if conditions are satisfied.
We base the initial Income Payment on the Lifetime Income Percentage and Contract Value. If you choose the Level Income payment option and meet the age requirements stated in section 11, we guarantee your initial annual maximum Income Payment will be at least the Level Income Guarantee Payment Percentage multiplied by your total Purchase Payments adjusted for withdrawals.
The automatic annual payment increase feature may increase payments after the Income Benefit Date. With Level Income, payments increase if Contract Value increases from one Income Benefit Anniversary to the next.
Includes the Income Multiplier Benefit for no additional charge that can increase income to help pay for needed care.
Section 11 includes examples of the Lifetime Income Percentage Calculation, Excess Withdrawals, Income Payment increases, and the Income Multiplier Benefit.
0.70% (as a percentage of the Charge Base) This rider fee is part of the Base Contract Expenses in the Fee Tables.
• Benefit cannot be removed from the
Contract.
• See the Income Benefit Supplement for current terms.
• Benefit only available during the
Accumulation Phase.
• Investment restrictions limit available Index Options during Income Period.
• Income Period cannot begin until after the waiting period and reaching age 50. Income Period must begin no later than age 100.
• Early and Excess Withdrawals may
significantly reduce or end the benefit as indicated in section 11.
• A full Excess Withdrawal and certain partial Excess Withdrawals will cause Income Payments to stop and the
Contract and all of its benefits to end.
• Income Payments are subject to income taxes, and may also be subject to a 10% additional federal tax for amounts withdrawn before age 59  1∕2.
• No additional Purchase Payments during the Income Period.
• No Income Percentage Increase before age 45.
• Availability of joint Income Payments subject to age restrictions.
• The Income Multiplier Benefit is not available in all states as indicated in Appendix G.
• Must establish eligibility to exercise the Income Multiplier Benefit (e.g., that you are confined for care or unable to perform two activities for daily living) and must re-establish eligibility each year thereafter.
• Annuitizing the Contract will end the benefit, but you may be able to annuitize your annual maximum Income Payment.
• State variations may apply.

Traditional Death Benefit
Provides a death benefit equal to the greatest of the Contract Value, Cash Value, or
Guaranteed Death Benefit Value. The
Guaranteed Death Benefit Value is total Purchase Payments adjusted for withdrawals.
An example of the death benefit provided by the Traditional Death Benefit is included in section 12, Death Benefit.
An example of how deduction of investment advisory fees impact the death benefit is included in section 1.
The impact of an Excess Withdrawal on the death benefit is included in section 11.
None
• Benefit only available during the
Accumulation Phase.
• Withdrawals, including any negative Daily Adjustments and negative MVAs, may significantly reduce the benefit as indicated in section 1, Investment Advisory Fee
Deduction Example, and in the Excess Withdrawal example in section 11, Income Benefit.
• Restrictions on Purchase Payments may limit the benefit.
• Annuitizing the Contract will end the benefit.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Performance Lock and Early Reallocations
Performance Lock allows you to capture the current Index Option Value during the Term for an Index Option. Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of negative performance. Early Reallocation allows you to transfer out of a locked Index Option on days other than an Index Anniversary, or a Term End Date.
A Performance Lock example is included in section 6, Valuing Your Contract —
Performance Locks and Early Reallocations.
None
• Available during the Accumulation Phase. Only available during the Annuity Phase if you select Increasing Income and you annuitize your annual maximum Income Payment.
• Performance Locks must be executed before the Term End Date.
• If a Performance Lock is executed, the locked Index Option will no longer participate in Index performance (positive or negative) for the remainder of the Term, and will not receive a Performance Credit on the Term End Date.
• You will not know your locked Index Option Value in advance.
• The locked Index Option Value will reflect a Daily Adjustment.
• If a Performance Lock is executed when the Daily Adjustment has declined, it will lock in any loss.
• A Performance Lock can be executed only once each Term for each Index Option.
• Cannot execute a Performance Lock for only a portion of the Index Option Value.
• Early Reallocation requests are not accepted within 14 calendar days before an Index Anniversary.
 • Currently you are limited to two Early Reallocation requests each Index Year. However, as of May [XX], 2025, this limit increases to twelve Early Reallocation requests each Index Year.
• Deductions (e.g. withdrawals, fees) decrease the locked Index Option Value.
• Cannot transfer locked Index Option Value until the next Index Anniversary that occurs on or immediately after the Lock Date unless you execute an Early Reallocation.
• We will not provide advice or notify you regarding whether you should execute a Performance Lock or Early Reallocation or the optimal time for doing so.
• We will not warn you if you execute a Performance Lock or Early Reallocation at a sub-optimal time.
• We are not responsible for any losses related to your decision whether or not to execute a Performance Lock or Early Reallocation.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

Optional Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Maximum Anniversary Value Death Benefit
Provides a death benefit equal to the greatest of the Contract Value, Cash Value, or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is the Maximum Anniversary Value.
An example of the death benefit provided by the Maximum Anniversary Value Death Benefit, and calculation of the Maximum Anniversary Value is included in section 12, Death Benefit.
An example of how deduction of investment advisory fees impact the death benefit is included in section 1.
The impact of an Excess Withdrawal on the death benefit is included in section 11.
0.20% (as a percentage of the Charge Base)
• Must be age 75 or younger to elect.
• Can only be added to a Contract at issue.
• Replaces the Traditional Death Benefit if elected.
• Benefit cannot be removed from the Contract.
• Only available during the Accumulation Phase.
• Withdrawals, including any negative Daily Adjustment and negative MVA, may significantly reduce the benefit as indicated in section 1, Investment Advisory Fee Deduction Example, and in the Excess Withdrawal example in section 11, Income Benefit.
• Withdrawals reduce the likelihood of lock in.
• Investment restrictions during the Income Period may limit the benefit.
• Restrictions on Purchase Payments may limit the benefit.
• Annuitizing the Contract will end the benefit.

BUYING THE CONTRACT

PURCHASE REQUIREMENTS

To purchase this Contract, on the Issue Date, all Owners (or the Annuitant if the Owner is a non-individual) must be:

•	age 80 or younger, or

•	age 75 or younger if you select the Maximum Anniversary Value Death Benefit.

The Purchase Payment requirements for this Contract are as follows.

•	The minimum initial Purchase Payment due on the Issue Date is $5,000.

•
We restrict additional Purchase Payments. Each Index Year during the Accumulation Phase and before the Income Benefit Date, you cannot add more than your initial amount without our prior approval. Your initial amount is the total of all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year. We allow you to add up to the initial amount in the remainder of the first Index Year. The minimum additional Purchase Payment we will accept is $50.

•	We do not accept additional Purchase Payments on or after the Income Benefit Date, or on or after the Annuity Date.

•	The maximum total Purchase Payments we accept without our prior approval is $3 million.

We may, at our sole discretion, waive the minimum Purchase Payment requirements.

Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days. If the Issue Date is the same as the Index Effective Date, we allocate your initial Purchase Payment to the Index Options. If the Issue Date is not the Index Effective Date, we hold your initial Purchase Payment in the Variable Option before we transfer it to your selected Index Options. If you do not give us all the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.

If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it.

We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis. This applies to Contracts issued in all states except as disclosed in Appendix G. If mandated under applicable law, we may be required to reject a Purchase Payment. We will decline a Purchase Payment we receive on the same Business Day that we receive in Good Order a request for full

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

withdrawal, or Contract cancellation during the free look period. If we exercise our right to decline additional Purchase Payments, this may limit your ability to fund your Contract’s guaranteed benefits such as the Income Benefit, Traditional Death Benefit or Maximum Anniversary Value Death Benefit.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT
Your Contract Value is available under the following circumstances:

•
by taking a withdrawal (including withdrawals under the free withdrawal privilege; Income Payments and Excess Withdrawals; and, for Qualified Contracts only, RMD payments under our minimum distribution program);

•	by taking Annuity Payments; or

•	when we pay a death benefit.

You can take withdrawals during the Accumulation Phase. However, Income Payments and Excess Withdrawals are only available during the Income Period. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.

Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal (including any MVA) must be at least $2,000.** Any partial withdrawal that reduces the Contract Value below this minimum will be treated as a full withdrawal of the Cash Value. A full withdrawal will cause the Contract and all of its benefits to end.

*	Does not apply to RMD payments under our minimum distribution program.

**	Does not apply to Income Payments or RMD payments under our minimum distribution program.

We deduct any partial withdrawal first from the AZL Government Money Market Fund, then proportionately from each Index Option. Partial withdrawals deducted from the AZL Government Money Market Fund do not include a MVA, but amounts withdrawn from the Index Options will include any applicable MVA. The Index Option Value from which a partial withdrawal is deducted during a Term will include any applicable Daily Adjustment.

A partial or full withdrawal is subject to a MVA if taken within seven years after we establish an Annual Contribution Amount, and if taken on a day other than a Term End Date we will apply the Daily Adjustment, which may be negative, to the Index Option Values before deducting the withdrawal. A partial withdrawal is not subject to any Contract fees or expenses, but on a full withdrawal we do deduct any final product and rider fees, and contract maintenance charge.

Partial withdrawals (including any MVA) reduce Contract Value and Cash Value dollar for dollar, and reduce the Guaranteed Death Benefit Value proportionately. The reduction to Contract Value also reduces the following which are based on Contract Value:

•	the initial annual maximum Income Payment;

•
the likelihood of receiving Income Payment Increases if the Level Income payment option is selected, or receiving increases to the Maximum Anniversary Value if the Maximum Anniversary Value Death Benefit is selected; and

•	RMD payments.

If a partial withdrawal is also an Excess Withdrawal it will also reduce the annual maximum Income Payment on the next Index Anniversary. A full withdrawal of the Cash Value will end the Contract and all its benefits.

See the Fee Tables and section 7, Expenses and Adjustments for a discussion of the Contract fees, expenses, and MVA.

We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).

•  Withdrawals are subject to a MVA (which can be negative), income taxes, and may also be subject to a 10% additional federal tax for amounts withdrawn before age 59 1∕2. The amount of Contract Value available for withdrawal may also be affected by the Daily Adjustment (which can be negative).

•  Joint Owners: We send each Joint Owner a check for half of the withdrawal amount and we tax report that Joint Owner individually. Tax reporting each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age 59 1∕2 because that Joint Owner may be subject to the 10% additional federal tax.

We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals (including a full withdrawal), or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the Variable Option until the Fund is liquidated.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees, expenses, and adjustments that you will pay when buying, owning, and surrendering or making withdrawals from an Investment Option or from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These tables do not reflect any investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract. If investment advisory fees were reflected, fees and expenses would be higher.

This Contract has no transaction expenses that apply at the time you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between Investment Options. However, state premium taxes may be deducted.

The tables below describe the Daily Adjustment and MVA that apply if all or a portion of the Contract Value is removed from an Index Option before the end of a Term.

ADJUSTMENTS

	Index Protection Strategy with Trigger and Index Protection Strategy with Cap	Index Dual Precision Strategy, Index Precision Strategy, and Index Performance Strategy	Index Guard Strategy
Daily Adjustment Maximum Potential Loss	0%	99%	35%
(as a percentage of Index Option Value, applies for distributions from an Index Option before any Term End Date)(1)

(1)
This table shows the maximum potential loss due to the application of the Daily Adjustment (e.g., maximum loss could occur if there is a total distribution within a Term at a time when the Index price has declined to zero). The Daily Adjustment could result in a loss beyond the protection of the 10%, 20%, or 30% Buffer; or -10% Floor. The Daily Adjustment applies if, before the Term End Date, you take a full or partial withdrawal, you take Income Payments, you execute a Performance Lock, you annuitize the Contract, we pay a death benefit, or we deduct Contract fees, expenses, or investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract. The actual Daily Adjustment calculation is determined by a formula described in Appendix C.

Upon full or partial withdrawal, Annuity Payments, or death benefit payment
MVA Maximum Potential Loss(1)	10%(3)
(as a percentage of each Annual Contribution Amount)(2)

(1)
This table shows the maximum potential loss due to the application of the MVA (e.g., maximum loss could occur if there is a distribution within seven Index Years of the establishment of an Annual Contribution Amount at a time when the yield on corporate bonds is greater than what they were when the Annual Contribution Amount was established). The MVA applies if, within seven Index Years of the establishment of an Annual Contribution Amount, you take a full or partial withdrawal, you take Income Payments, you execute a Performance Lock, you annuitize the Contract, or we pay a death benefit. We do not apply a MVA to deductions for Contract fees and expenses, or investment advisory fees you authorize your Financial Professional’s firm to receive from the Contract. See section 7, Expenses and Adjustments – Market Value Adjustment (MVA).

(2)
The Contract provides a free withdrawal privilege before the Income Period that allows you to withdraw 10% of your total Annual Contribution Amounts annually without incurring a MVA, as discussed in section 8, Access to Your Money – Free Withdrawal Privilege.

(3)
The maximum total negative MVA is 10% of Contract Value if you take a full withdrawal, begin Annuity Payments, or if we pay a death benefit. On a partial withdrawal, the maximum total negative MVA is 10% of the amount withdrawn.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses). If you purchased the optional Maximum Anniversary Value Death Benefit, you pay additional charges, as shown below.

ANNUAL CONTRACT EXPENSES

Administrative Expenses (or contract maintenance charge)(1) (per year)	$50
Base Contract Expenses(2) (as a percentage of the Charge Base)	0.95%
Optional Benefit Expenses – Maximum Anniversary Value Death Benefit (as a percentage of the Charge Base)	0.20%

(1)
Referred to as the “contract maintenance charge” in the Contract and elsewhere in this prospectus. Waived if the Contract Value is at least $100,000. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment. See section 7, Expenses and Adjustments – Contract Maintenance Charge (Administrative Expenses).

(2)
Comprised of two charges referred to as the “product fee” and the “rider fee for the Income Benefit” in the Contract and elsewhere in this prospectus. The product fee is 0.25%. The rider fee for the Income Benefit is 0.70%. See section 7, Expenses and Adjustments – Base Contract Expenses (Product and Rider Fees).

In addition to the fees described above, we may limit the amount you can earn on the Index Options. This means your returns may be lower than the Index’s returns. In return for accepting a limit on Index gains, you will receive some protection from Index losses.

The next item shows the total operating expenses charged by the Fund that you may pay periodically during the time that you own the Contract. Expenses shown may change over time and may be higher or lower in the future. More information about the Fund, including its annual expenses, may be found in Appendix A – Investment Options Available Under the Contract.

ANNUAL FUND EXPENSES

[To be updated by amendment]

(expenses that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.88%

EXAMPLE

This Example is intended to help you compare the cost of investing in the Variable Option with the cost of investing in other annuity contracts that offer variable options. These costs include transaction expenses, annual Contract expenses, and annual Fund expenses.

The Example assumes all Contract Value is allocated to the Variable Option, even though you cannot instruct us to allocate Purchase Payments to the Variable Option. The Example does not reflect the Daily Adjustment or MVA. Your costs could differ from those shown below when you invest in the Index Options.

The Example assumes that you invest $100,000 in the Variable Option for the time periods indicated. The Example also assumes that your investment has a 5% return each year and that you elected the Maximum Anniversary Value Death Benefit for an additional charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

[To be updated by amendment]

	1 Year	3 Years	5 Years	10 Years
(1) If you surrender your Contract (take a full withdrawal) at the end of the applicable time period:	$2,054	$6,344	$10,891	$23,479
(2) If you annuitize your Contract at the end of the applicable time period.	N/A*	$6,344	$10,891	$23,479
(3) If you do not surrender your Contract.	$2,054	$6,344	$10,891	$23,479

*	The earliest available Annuity Date is the second Index Anniversary.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

APPENDIX A – INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT

[To be updated by amendment]

VARIABLE OPTION

The following includes information about the Fund available under the Contract. More information about the Fund is available in the Fund's prospectus, which may be amended from time to time and can be found online at www.allianzlife.com/variableoptions. You can also request this information at no cost by calling (800) 624-0197, or by sending an email request to contact.us@allianzlife.com.

The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. The Fund's past performance is not necessarily an indication of future performance.

Investment Objective	Fund and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of December 31, 2024)
			1 Year	5 Years	10 Years
Current income consistent with stability of principal	AZL® Government Money Market Fund(1) Adviser: Allianz Investment Management LLC Subadviser: BlackRock Advisors, LLC	0.87%	4.28%	1.32%	0.77%

(1)
The AZL® Government Money Market Fund’s annual expenses reflect a temporary fee reduction. Please see the AZL® Government Money Market Fund’s prospectus for information regarding the expense reimbursement or fee waiver arrangement.

INDEX OPTIONS

The following is a list of Index Options currently available under the Contract. We may change certain features of the Index Options listed below (including the Index and the current limits on Index gains), offer new Index Options, and close Index Options to new Purchase Payments and transfers. We will provide you with written notice before making any changes other than changes to current limits on Index gains. Information about current limits on Index gains is available at www.allianzlife.com/RILAincomeadvrates. During the Income Phase of the Income Benefit, you may not be able to invest in certain Index Options, as noted below.

Note: If amounts are removed from an Index Option before the Term End Date, we will apply a Daily Adjustment. Except for Index Options under the Index Protection Strategy with Trigger and Index Protection Strategy with Cap, this may result in a significant reduction in your Contract Value that could exceed any protection from Index loss that would be in place if such amounts were not removed from the Index Option until the Term End Date. The Index Protection Strategy with Trigger and Index Protection Strategy with Cap are unique in that the Daily Adjustment for them cannot be negative.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

For more information about the Index Options’ features, see section 4, Index Options, and section 6, Valuing Your Contract. For more information about Daily Adjustment, see section 7, Expenses and Adjustments – Daily Adjustment.

Index	Index Type	Crediting Period (Term Length)	Index Crediting Methodology	Current Limit on Index Loss (if held until Term End Date)	Minimum Limit on Index Gain (for the life of the Index Option)
Index Protection Strategy with Trigger • During the Income Period, this is one of the two Crediting Methods available to you.
S&P 500® Index(1)	U.S. large-cap equities	1-year Term	Point-to-point with step-up	100% downside protection	0.50% minimum Trigger Rate
Russell 2000® Index(1)	U.S. small-cap equities
Nasdaq-100® Index(1)	U.S. & international non-financial large-cap equities
EURO STOXX 50®(1)	Eurozone large-cap equities
iShares® MSCI Emerging Markets ETF(2)	International emerging markets equities
Index Protection Strategy with Cap • During the Income Period, this is one of the two Crediting Methods available to you.
S&P 500® Index(1)	U.S. large-cap equities	1-year Term	Point-to-point with Cap	100% downside protection	0.50% minimum Cap
Russell 2000® Index(1)	U.S. small-cap equities
Nasdaq-100® Index(1)	U.S. & international non-financial large-cap equities
EURO STOXX 50®(1)	Eurozone large-cap equities
iShares® MSCI Emerging Markets ETF(2)	International emerging markets equities
Index Dual Precision Strategy
S&P 500® Index(1)	U.S. large-cap equities	1-year Term	Point-to-point with step-up	• 10% Buffer • 20% Buffer • 30% Buffer	3% minimum Trigger Rate
Russell 2000® Index(1)	U.S. small-cap equities
Nasdaq-100® Index(1)	U.S. & international non-financial large-cap equities
EURO STOXX 50®(1)	Eurozone large-cap equities
iShares® MSCI Emerging Markets ETF(2)	International emerging markets equities
S&P 500® Index(1)	U.S. large-cap equities	3-year Term	Point-to-point with step-up	• 10% Buffer • 20% Buffer • 30% Buffer	4% minimum Trigger Rate
Russell 2000® Index(1)	U.S. small-cap equities
S&P 500® Index(1)	U.S. large-cap equities	6-year Term	Point-to-point with step-up	• 10% Buffer • 20% Buffer • 30% Buffer	8% minimum Trigger Rate
Russell 2000® Index(1)	U.S. small-cap equities

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

Index	Index Type	Crediting Period (Term Length)	Index Crediting Methodology	Current Limit on Index Loss (if held until Term End Date)	Minimum Limit on Index Gain (for the life of the Index Option)
Index Precision Strategy
S&P 500® Index(1)	U.S. large-cap equities	1-year Term	Point-to-point with step-up	10% Buffer	3% minimum Trigger Rate
Russell 2000® Index(1)	U.S. small-cap equities
Nasdaq-100® Index(1)	U.S. & international non-financial large-cap equities
EURO STOXX 50®(1)	Eurozone large-cap equities
iShares® MSCI Emerging Markets ETF(2)	International emerging markets equities
Index Guard Strategy
S&P 500® Index(1)	U.S. large-cap equities	1-year Term	Point-to-point with Cap	-10% Floor	3% minimum Cap
Russell 2000® Index(1)	U.S. small-cap equities
Nasdaq-100® Index(1)	U.S. & international non-financial large-cap equities
EURO STOXX 50®(1)	Eurozone large-cap equities
iShares® MSCI Emerging Markets ETF(2)	International emerging markets equities
Index Performance Strategy
S&P 500® Index(1)	U.S. large-cap equities	1-year Term	Point-to-point with Cap	• 10% Buffer • 20% Buffer • 30% Buffer	3% minimum Cap(3)
Russell 2000® Index(1)	U.S. small-cap equities
Nasdaq-100® Index(1)	U.S. & international non-financial large-cap equities
EURO STOXX 50®(1)	Eurozone large-cap equities
iShares® MSCI Emerging Markets ETF(2)	International emerging markets equities
S&P 500® Index(1)	U.S. large-cap equities	3-year Term	Point-to-point with Cap and enhanced upside	• 10% Buffer • 20% Buffer • 30% Buffer	• 5% minimum Cap(3) • 100% minimum Participation Rate
Russell 2000® Index(1)	U.S. small-cap equities
S&P 500® Index(1)	U.S. large-cap equities	6-year Term	Point-to-point with Cap and enhanced upside	• 10% Buffer • 20% Buffer • 30% Buffer	• 10% minimum Cap(3) • 100% minimum Participation Rate
Russell 2000® Index(1)	U.S. small-cap equities

(1)
This Index is a “price return index,” not a “total return index,” and therefore does not reflect the dividends paid on the securities composing the Index, which will reduce the Index Return and may cause the Index to underperform a direct investment in the securities composing the Index.

(2)
This Index is an ETF. Index Values are based on the ETF’s closing share price. Index performance is calculated on a “price return” basis, not a “total return” basis, and therefore do not reflect the dividends paid on the securities in which the ETF invests. In addition, an ETF deducts fees and costs that reduce Index performance. These factors will reduce the Index Return and may cause the Index to underperform a direct investment in the ETF or the securities which the ETF invests.

(3)	May be uncapped for a Term.

The current limit on Index loss for an Index Option will not change for the life of that Index Option. However, we reserve the right to add new Index Options, as well as close Index Options to new Purchase Payments and transfers.

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]

As such, the limits on Index loss offered under the Contract may change from one Term to the next if we add an Index Option or discontinue accepting new allocations into an Index Option.

If we offer a new Index Option with a Buffer or Floor in the future, the Buffer or Floor will be no lower than 5% or -25%, respectively. The lowest Trigger Rate, Cap, and Participation Rate that we may establish if we add a new Index Option to the Contract are 0.05%, 0.05%, and 5.00%, respectively.

At least one Index Option with a Buffer no lower than 5% or Floor no lower than -25%, or an Index Option that provides complete protection from Index losses, will always be available for renewal under the Contract.

EDGAR Contract ID No.: C000228689

Allianz Index Advantage Income ADV® Variable Annuity Prospectus – [XXX]